EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements of Lumenis Ltd. (formerly ESC Medical Systems Ltd.) on Form F-3 (File Nos. 333-6610, 333-8056 and 333-9256) and on Form S-8 (File Nos. 333-6774, 333-40600 and 333-65696) of our report dated March 26, 2002 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 26, 2002